UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2007

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

2006 Management Incentive Plan

On February 15, 2007, the Nominating and Compensation Committee of the Board of Directors of Lionbridge Technologies, Inc. ("Lionbridge") made awards to certain executive officers under the 2006 Management Incentive Plan. Pursuant to the terms of this Plan, certain executive officers of Lionbridge are eligible to receive a cash bonus upon achievement of pre-established performance metrics. The amount of any payment received by any executive officer under the Plan is calculated based on a specified percent of their respective 2006 base salary and achievement of each of the following three equally weighted performance metrics relating to:

• Achievement of internal revenue targets for the year ending December 31, 2006
• Achievement of identified Lionbridge internal profitability metrics for the year ending December 31, 2006
• Achievement of identified personal objectives.

During 2006, the minimal targets relating to funding the revenue and profitability components under the Plan were not achieved; therefore, the portions of the Plan related to achievement of these two components were not funded. However, certain executive officers received an award under the Plan based on his or her achievement of personal objectives, as assessed by the Committee. Cash awards under the Plan were made as follows:

Executive Officer --- Cash Award

Paula Shannon --- $25,000
Chief Sales Officer

Henri Broekmate --- $25,000
Senior Vice President

Base Salary Adjustment

On February 15, 2007, the Nominating and Compensation Committee of the Board of Directors of Lionbridge Technologies, Inc. ("Lionbridge") increased the annual base salary of Satish Maripuri, Chief Operating Officer of Lionbridge, from $280,000 to $300,000.

2007 Management Incentive Plan

On February 15, 2007, the Nominating and Compensation Committee of the Board of Directors of Lionbridge Technologies, Inc. ("Lionbridge") approved the 2007 Management Incentive Plan. Pursuant to the terms of this Plan, certain executive officers of Lionbridge are eligible to receive a cash bonus, calculated based on a specified percent of their respective 2007 base salary, upon achievement of each of the following three equally weighted performance metrics:

• Achievement of internal revenue targets for the year ending December 31, 2007 (1/3)
• Achievement of identified Lionbridge internal profitability metrics for the year ending December 31, 2007 (1/3)
• Achievement of identified personal objectives (1/3).

Under the terms of the 2007 Management Incentive Plan, a participating executive officer will receive his or her target bonus based on achievement of each equally rated performance metric targets (the "Target"). If actual results show that the Target for any of the three components is exceeded, the bonus opportunity will be increased proportionately up to a maximum of 150% of such individual’s target bonus. If actual results show that the Target for any of the three components is not achieved, but is above a pre-determined minimum threshold, the bonus opportunity will be reduced proportionately to 50% of each individual’s target bonus.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

February 20, 2007	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: Vice President, General Counsel and Secretary